Exhibit 3.1 (i)

({"Seal of State of Nevada"}

ROSS MILLER
Secretary of State
204 North Carson St, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www. nvsos.gov

Filed in the office of

/s/Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number

20100825265-01

Filing Date and Time

11/02/2010 10:20 AM

Entity Number

E0528262010-3

Articles of Incorporation

(Pursuant to NRS 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	NETWORKING PARTNERS, INC
2. Registered Agent for Service of Process: (check only one box)	☒Commercial Registered Agent: Nevada Agency and Transfer Company (Name) ❑ Commercial Registered Agent: (name and address below) OR ❑ Commercial Registered Agent: (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3.Authorized Stock: (Number of shares corporation is authorized to issue)	Number of Shares with par value: / Par Value per share: $ / Number of shares without Par value: 75,000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees	1. Enzo Taddei Name 50 W. Liberty St., Ste. 880 / Reno / NV / 89501 Street Address / City / State / Zip Code 2. Name Street Address / City / State: CA / Zip Code
5. Purpose:(optional; see instructions)	***The purpose of the corporation shall be:*** Any lawful purpose under the state of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than on Incorporator)	Enzo Taddei / X /s/ Enzo Taddei Name / Incorporator Signature 50 W. Liberty St. Ste. 211 / Reno / NV / 89501 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	***I hereby accept appointment as Registered Agent for the above named Entity.*** X /s/ Nevada Agency and Transfer Company Authorized Signature of Registered Agent or On Behalf of Registered Entity 11/1/2010 Date